Exhibit 3.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS

FILED 08:00 AM 07/02/2002
02427886 - 3367172

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           TYCO CAPITAL HOLDING, INC.

                                       AND

                              CIT GROUP INC. (DEL)


      Tyco Capital Holding, Inc., a corporation organized and existing under the laws of the State of Nevada (the "corporation"),

      DOES HEREBY CERTIFY;

      FIRST: That it was organized pursuant to the provisions of the General Corporation Law of the State of Nevada, on the 13th day of October, 2000.

      SECOND: That it owns all of the outstanding shares of the capital stock of CIT Group Inc. (Del), a corporation organized pursuant to the provisions of the General Corporation Law of the to the provisions of the State of Delaware on the 12th day of March, 2001 ("CIT Group").

      FOURTH: That its Board of Directors, by unanimous written consent dated June 27, 2002, determined to merge the corporation into CIT Group, and adopted the resolutions attached hereto as Annex 1.


      FIFTH: The Certificate of Incorporation of CIT Group is to be amended and changed by merger herein certified by striking out Article FIRST thereof, relating to its name, and substituting in lieu thereof the following article:

            "FIRST: The name of the corporation is CIT Group Inc. (the "Corporation")."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of CIT Group until further amended and changed in accordance with the General Corporation Law of the State of Delaware.

      S1XTH: The merger herein certified shall be effective upon the filing of this certificate of ownership and merger.

                          (one signature page follows)

Signed on June 27, 2002.

                                            TYCO CAPITAL HOLDING, INC.

                                                   Scott Stevenson
                                            ----------------------------------
                                            Name:   Scott Stevenson
                                            Title:  Vice President and
                                                    Assistant Treasurer


                                            CIT GROUP INC. (DEL)

                                                  Eric Mendelbaum
                                            ----------------------------------
                                            Name:  Eric Mendelbaum
                                            Title: Vice President

                                   Annex I

WHEREAS: The Company desires to change its state of incorporation from Nevada to Delaware: and

WHEREAS: The Company owns all of the issued and outstanding shares or the capital stock of CIT Group Inc. (Del), a Delaware corporation ("Delaware Subsidiary"); and

WHEREAS: The Company intends to enter into an agreement and plan of merger (in substantially the form attached hereto as Exhibit A, the "Delaware Agreement and Plan of Merger) by and between the Company and Delaware Subsidiary pursuant to which the Company will merge with and into Delaware Subsidiary. with Delaware Subsidiary being the surviving corporation (the Delaware Merger"); and

WHEREAS: The Company and Delaware Subsidiary intend (i) that the Delaware Merger shall constitute a `reorganization' within the meaning of
          Section 368(a)(1)(F) of the lnternal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code), (ii) by approving resolutions authorizing this Delaware Agreement and Plan of Merger, to adopt this Delaware Agreement and Plan of Merger as a plan of reorganization within the meaning of Sections 354 and 368 of the Code and (iii) that the transactions contemplated by this Delaware Agreement and Plan of Merger be undertaken pursuant to such plan; and

WHEREAS: The Board of Directors has reviewed the terms and conditions of the Delaware Agreement and Plan of Merger and believes that the Delaware Agreement and Plan of Merger and the Delaware Merger occurring pursuant to the terms thereof are in the best interests of the Company. Delaware Subsidiary, and the Company's shareholders.

NOW, THEREFORE, BE IT

RESOLVED: That the  Company  is hereby  authorized  to enter  into the  Delaware
          Agreement and Plan of Merger with Delaware Subsidiary and to engage in the Delaware Merger pursuant to the terms and conditions thereof; and it is further

RESOLVED: That the Company as the sole shareholder of Delaware Subsidiary, hereby authorizes Delaware Subsidiary to enter into the Delaware Agreement and Plan of Merger and to engage in the Delaware Merger pursuant to the terms and conditions thereof: and it is further

RESOLVED: That the Delaware Agreement and Plan of Merger is hereby approved and adopted in accordance with Sections 92A.I00 92A.120, 92A.l80, and 92A.190 of the Nevada General Corporation Law and Section 253 of the Delaware General Corporation Law; and it is further

RESOLVED: That the Delaware Agreement and Plan of Merger is hereby approved and adopted as a plan of reorganization within the meaning of Sections 354 and 368 of the Code; and it is further

RESOLVED: That the Board hereby recommends that the sole stockholder of the Company approve the Delaware Agreement and Plan of Merger; and it is further

RESOLVED: That any officer of the Company, acting singly be, and each of them hereby is, authorized and empowered on behalf of the Company to execute and to deliver when so executed, the Agreement and Plan of Merger, as well as any other instruments or documents necessary to accomplish the Merger referred to in the foregoing resolutions, each in such form as such officer executing the same shall by his execution thereof approve; and it is further

RESOLVED: That any approval or other  determination  by any officer  required or permitted by the foregoing resolution, as a condition to the execution or delivery of any documents, instruments or agreements or the taking of any such other action shall be conclusively, but not exclusively evidenced by the signature of such officer on such documents, instruments or agreements or the participation of such officer in such delivery or in the taking of such other action, and, further, that any and all such action heretofore taken by any officer in carrying out the purposes and intent of the foregoing resolutions mud the transactions contemplated thereby be, and the same hereby are, authorized approved, ratified and confirmed in all respects as the acts and deeds of the Company; and it is further

RESOLVED: That these resolutions be filed with the records of the meetings of the Board of Directors of the Company and that the action taken hereby be treated for. all purposes as an action taken by vote of the Board of Directors of the Company at a meeting of the Board of Directors held for the purpose.

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT) PLAN OF MERGER (this "Agreement and Plan of Merger") is dated as of June 27, 2002, by and between Tyco Capital Holding, Inc., a Nevada corporation ("Parent") and CIT Group Inc. (Del), a Delaware corporation ("Subsidiary").

      WHEREAS, Parent desires to become incorporated in the State of Delaware;

      WHEREAS, Parent owns all of the issued and outstanding shares of the capital stock of Subsidiary: and

      WHEREAS, Subsidiary has not engaged in any business activities and has only nominal assets and liabilities; and

      WHEREAS, Parent desires to become a Delaware corporation by merging with and into Subsidiary with Subsidiary continuing as the surviving corporation solely for the purpose of changing Parent's state of incorporation; and

      WHEREAS, pursuant to Parent's and Subsidiary's respective Articles of incorporation and By-Laws, the Boards of Direotors of Parent end Subsidiary and the shareholders of Parent have each approved and adopted this Agreement providing for the merger (the "Merger") of Parent with and into Subsidiary in accordance with the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the Delaware General Corporation Law ("DGCL") and upon the terms and subject to the conditions set forth herein; and

      WHEREAS, Parent and Subsidiary intend (i) that the Merger shall constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"), (ii) by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Sections 354 and 368 of the Code and (iii) that the transactions by this Agreement be undertaken pursuant to such plan: and

      WHEREAS, pursuant to the Merger, each outstanding share of Parent's common stock shall be converted into 2,000,000 shares of common stock of Subsidiary, upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Subsidiary hereby agree as follows:

      Section 1 - The Merger, At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the NGCL and the DGCL, Parent shall be merged with and into Subsidiary, the separate corporate existence of Parent shall cease, and Subsidiary shall continue as he surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation")

      Section 2. Effective Time. Unless this Agreement shall have been terminated, the parties hereto shall cause the Merger to be consummated by (a) filing articles of merger as contemplated by the NGCL (the "Articles of Merger") and (b) filing a properly executed agreement or certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), each, together with any required related certificates, with the Secretaries of State of the States of Nevada and Delaware, as appropriate, in such forms as required by, and executed in accordance with the relevant provisions of, the NGCL and the DGCL, respectively. The Merger shall become effective at the time of the later to occur of such filings or at such later times specified in the Articles of Merger and Certificate of Merger (the "Effective Time").

      Section 3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the NGCL and the DGCLL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Subsidiary and Parent shall vest in the Surviving Corporation, and all debts, liabilities of Subsidiary and Parent shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 4. Effect on Securities, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Subsidiary or the holders of any securities of Parent;

      (a) Conversion of Securities. Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall be converted into 2,000,000 shares of common stock of Subsidiary at the Effective Time. Thereafter, certificates for shares of capital stock of Parent shall represent solely the right to receive in exchange therefore (and upon surrender thereof) shares of common stock of Subsidiary.

      (b) Cancellation. Each share of common crock of Subsidiary held in the treasury of Subsidiary or owned by Parent immediately prior to the Effective Time shall, by Merger and without any action on the part of the bolder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

      Section 5 Articles of Incorporation, By-laws. (a) At the Effective time, the Certificate of Incorporation of Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (other than that the name of the Surviving Corporation reflected In such Certificate of Incorporation shall be CIT Group Inc.) until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

      (b) At the Effective Time, the By-laws of Subsidiary, as in effect immediately prior to The Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended.

      Section 6, Directors and Officers. The directors of Subsidiary immediately prior to the Effective Time shall he the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      Section 7. Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      Section 8. Taking of Necessary Action: Further Action. Each of Parent and Subsidiary will take, and cause their affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time the Effective Time, any such further action is necessary or desirable to carry the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Subsidiary and Parent, the officers and directors of Subsidiary and Parent immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

      Section 9. Termination of Merger. At any time after filing of the Articles of Merger but prior to the Effective Time, Parent and Subsidiary may terminate the Merger by mutual agreement and the filing of articles of termination in accordance with the NGCL.